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                                                                  EXHIBIT 23.2



                  CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our report dated December 9, 1994 on the Consolidated Financial Statements of Southland Environmental Services, Inc. and Subsidiaries included in this Form 8-K into Republic Waste Industries, Inc.'s previously filed Registration Statements on Forms S-3 (Registration Nos. 33-61649 and 33-62489) and S-8 (Registration No. 33-93742).


                                     GRENADIER, APPLEBY, COLLINS & COMPANY

Jacksonville, Florida,
 October 26, 1995.